SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement

( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      CROWN CENTRAL PETROLEUM CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

( )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

(X)  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                  [CROWN LOGO]
                       CROWN CENTRAL PETROLEUM CORPORATION
                            ONE NORTH CHARLES STREET
                            BALTIMORE, MARYLAND 21201
                            -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 25, 1996
                            -------------------------

To the stockholders of CROWN CENTRAL PETROLEUM CORPORATION:

         Notice is hereby given that the Annual Meeting of stockholders of Crown Central Petroleum Corporation (the "Company") will be held at the principal office of the Company, One North Charles Street, 22nd Floor, Baltimore,
Maryland, on Thursday, the 25th day of April, 1996 at two o'clock in the afternoon, Eastern Daylight Time, for the following purposes:

    1. Election of Directors. To elect a Board of eight (8) directors, each to serve for the next succeeding year or until his or her successor is elected and has qualified. Six (6) of such directors will be elected by the holders of the Class A Common Stock and two (2) of such directors will be elected by the holders of the Class B Common Stock.

    2. Amendment and Restatement of Charter. To consider and vote upon proposed Articles of Amendment and Restatement of the Company's Charter which will: (i) increase the number of shares of Class A Common Stock and of Class B Common Stock which the Company is authorized to issue, from 7,500,000 shares to 15,000,000 shares of each class; (ii) eliminate the designation of the Company's Series A Cumulative Convertible Preferred Stock and Series B $2.25 Cumulative Convertible Exchangeable Preferred Stock, no shares of which are presently outstanding; (iii) require indemnification of directors and officers of the Corporation to the maximum extent permitted by Maryland law; and (iv) effect certain other changes to the Company's Charter.

    3. Other Business. To transact such other business as may properly come before the meeting. The Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting other than the matters set forth in the Proxy Statement.

         Details respecting these matters are set forth in the Proxy Statement. Only stockholders of record at the close of business on March 11, 1996 will be entitled to notice of and to vote at the Annual Meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID, ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY AT THE ADDRESS ABOVE OR BY EXECUTION AND DELIVERY OF A LATER DATED PROXY.

                                By order of the Board of Directors,



                                /s/Dolores B. Rawlings
                                Dolores B. Rawlings,
                                Secretary

                                 [CROWN LOGO]
                      CROWN CENTRAL PETROLEUM CORPORATION
                            ONE NORTH CHARLES STREET
                           BALTIMORE, MARYLAND 21201
                           -------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           to be held April 25, 1996
                           -------------------------

SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Crown Central Petroleum Corporation ("Crown" or the "Company") for use at the Company's Annual Meeting of Stockholders to be held at the principal office of the Company, One North Charles Street, 22nd Floor, Baltimore, Maryland on Thursday, the 25th day of April, 1996 at two o'clock in the afternoon (the "Annual Meeting").

         The Board of Directors of the Company has fixed the close of business on March 11, 1996 as the record date (the "Record Date") for the determination of Company stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Class A Common Stock, par value $5.00 per share ("Class A Stock"), and holders of record of Class B Common Stock, par value $5.00 per share ("Class B Stock"), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

         The proxy card provided is for completion by both holders of Class A Stock and holders of Class B Stock. If a stockholder owns shares of Class A Stock, the stockholder should vote on the election of the directors to be elected by the holders of Class A Stock. If a stockholder owns shares of Class B Stock, the stockholder should vote on the election of the directors to be elected by the holders of Class B Stock If a stockholder owns shares of both Class A Stock and Class B Stock, the stockholder should vote on the election of all directors. All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting, or any adjournments thereof, in accordance with instructions contained therein, if any. IF NO INSTRUCTIONS ARE INDICATED, SHARES OF CLASS A STOCK AND CLASS B STOCK FOR WHICH EXECUTED PROXIES ARE RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN THE PROXY AS DIRECTORS OF THE COMPANY, FOR THE APPROVAL OF THE ARTICLES OF AMENDMENT AND RESTATEMENT OF THE COMPANY'S CHARTER AND IN THE DISCRETION
OF THE PROXY HOLDER AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

         Execution and return of the accompanying Proxy Card will not in any way affect a stockholder's right to attend the Annual Meeting and, if such stockholder's proxy is revoked, to vote in person. The stockholder giving the proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Presence at the Annual Meeting will not, of itself, revoke the proxy.

         The expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by use of the mails, by personal interview, or by telephone or other electronic means and may be solicited, to a limited extent, by officers and directors, and by other employees of the Company. Brokers, nominees, fiduciaries, and other custodians will be requested to forward soliciting material to the beneficial owners of shares and to request authority for the execution of proxies and will be reimbursed by the Company for their expenses in forwarding such material.

         In addition, the Company has retained the services of D.F. King & Co., Inc., a proxy soliciting firm ("D.F. King"), for the purpose of assisting the Company in the solicitation of proxies for the Annual Meeting. The Company's arrangement with D.F.

King provides that D.F. King will (i) assist in distributing proxy materials and collecting proxies from stockholders, (ii) telephone such stockholders as the Company may determine, (iii) advise the Company regarding additional soliciting material, if any, that may be used, and (iv) assist the Inspector of Election in tabulating the votes and proxies for the Annual Meeting. The Company estimates that the fees of D.F. King for these services, excluding expenses of distributing proxy materials which the Company will pay, will be approximately $5,000.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, DATE, EXECUTE AND RETURN THE PROXY CARD SENT TO THEM WITH THIS PROXY STATEMENT.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

         Election of Directors. Eight (8) directors are to be elected, each to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and has qualified. Two (2) directors (who may not be employees of the Company or any subsidiary of the Company) will be elected by the holders of the Class B Stock, and the other six (6) directors will be elected by the holders of the Class A Stock. See "Voting at the Annual Meeting - Voting Rights of Class A and Class B Stock" for a description of the voting rights of the Class A Stock and of the Class B Stock in the election of directors. A plurality of all votes cast by the applicable class will be sufficient to elect each such director.

         Amendment and Restatement of Charter. In order for the Articles of Amendment and Restatement (the "Articles of Amendment") to be approved, an affirmative vote of two-thirds of the total number of votes entitled to be cast by holders of Class A Stock and Class B Stock, voting together, is required. See "Voting at the Annual Meeting - Voting Rights of Class A and Class B Stock" for a description of the voting rights of the Class A Stock and of the Class B Stock as to the approval of the Articles of Amendment. Abstentions and broker non-votes will count as votes against approval of the Articles of Amendment. A "broker non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. The Articles of Amendment increase the Company's authorized Class A and Class B Stock and make certain other changes. See the section "Amendment and Restatement of Charter" below.

VOTING AT THE ANNUAL MEETING

         Outstanding Shares; Quorum. At the close of business on the Record Date, there were 4,817,392 shares of Class A Stock outstanding and 5,106,058 shares of Class B Stock outstanding. The presence, in person or by properly executed and delivered proxy, of the holders of a majority of the votes of Class A Stock and Class B Stock entitled to vote at the Annual Meeting, taken together, is necessary to constitute a quorum at the Annual Meeting. For information with respect to stockholders who own more than 5% of the outstanding Class A Stock or Class B Stock, see "Security Ownership by Certain Beneficial Owners and Management" below.

         Voting Rights of Class A and Class B Stock. The holders of record of the Class A Stock are entitled, voting separately as a class, to elect and to remove all directors other than directors to be elected by any other class or classes or series of stock. The holders of record of the Class B Stock may elect and remove two (2) directors, who may not be employees of the Corporation or of any subsidiary of the Corporation. There are no other classes of stock currently outstanding.

         Except with respect to the election of directors as described above, in all proceedings in which action of the stockholders of the Company is to be taken, each share of Class A Stock shall entitle the holder of record thereof to one vote, and each share of Class B Stock shall entitle the holder of record thereof to one-tenth (1/10) vote. Except with respect to the election of directors, holders of Class A Stock vote together with holders of Class B Stock as a single class.

                             ELECTION OF DIRECTORS

         At the Annual Meeting, eight (8) directors will be elected, each to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and has qualified. Two (2) directors (who may not be employees of the Company or any subsidiary of the Company) will be elected by the holders of the Class B Stock. The other six (6) directors will be elected by the holders of the Class A Stock.

INFORMATION CONCERNING THE NOMINEES

         Following are the names and ages (as of December 31, 1995) of those persons nominated to be directors of the Company, as well as their principal occupations for the last five years, directorships held by them in certain other publicly held companies, the year in which they became a Director of the Company and certain other information with respect to such nominees. The first six (6) nominees listed will be elected by the holders of Class A Stock and the last two
(2) nominees listed will be elected by the holders of Class B Stock. All of the nominees are presently directors of the Company and all of such nominees, except for The Reverend Harold E. Ridley, Jr., were elected at the Annual Meeting of Stockholders on April 27, 1995. Father Ridley was elected to the Board at a December 14, 1995 meeting of the Board of Directors.

         There are no family relationships among any of the directors. Edward L. Rosenberg, Senior Vice President - Administration, Corporate Development and Long Range Planning, and Frank B. Rosenberg, Vice President - Marketing, are sons of Henry A. Rosenberg, Jr., Chairman of the Board, President and Chief Executive Officer. There are no other family relationships among the directors and the executive officers and there is no other arrangement or understanding between any director and any other person pursuant to which the director was elected.

         Proxies received will be voted in the manner directed in the proxy or, if no direction is made, for the election of the nominees named below. Although it is not expected that such a contingency will occur, if any nominee declines or is unable to serve, the proxies will be voted for a substitute nominee and unless otherwise directed, for the other nominees named below.

       Name and Age on                                Principal Occupation for last 5 years;                            Director
      December 31, 1995                                Directorships in Public Corporations                               Since
      -----------------                                ------------------------------------                               -----

To be elected by the holders of Class A Stock:
Jack Africk                     Retired.  Formerly Vice Chairman, UST, Inc. from September 1990 through May 1993.         1991
(67)                            Also a director of Duty-Free International, Inc., Tanger Factory Outlet Centers,
                                Inc. and Transmedia Network, Inc.

George L. Bunting, Jr.          President and Chief Executive Officer, Bunting Management Group since July 1991;          1992
(55)                            Chairman and Chief Executive Officer, Noxell Corporation from April 1986 through
                                June  1991.   Also  a  director  of   Mercantile Bankshares  Corporation,   PHH
                                Corporation  and USF&G Corporation.

Michael F. Dacey                President, The Evolution Consulting Group, Inc. since March 1995; Executive Vice          1991
(51)                            President, The Chase Manhattan Bank, N.A. from September 1987 through September
                                1994.

Patricia A. Goldman             Retired.  Formerly Senior Vice President - Corporate Communications, USAir, Inc.          1989
(53)                            from February 1988 through January 1994.  Also a director of Erie Indemnity Company.

William L. Jews                 President and Chief Executive Officer, Blue Cross and Blue Shield of Maryland since       1992
(43)                            April 1993; President and Chief Executive Officer, Dimensions Health Corporation
                                from March 1990 through March 1993.  Also a director of NationsBank, N.A. and The
                                Ryland Group, Inc.

Henry A. Rosenberg, Jr.         Chairman of the Board and Chief Executive Officer of the Company since May 1975.          1955
(66)                            Also a director of Signet Banking Corporation and USF&G Corporation.


To be elected by the holders of the Class B Stock:
Thomas M. Gibbons               Retired.  Formerly Chairman of the Board, The Chesapeake and Potomac Telephone            1988
(70)                            Companies, part of Bell Atlantic Corporation.

The Reverend Harold E.          President, Loyola College in Maryland since July 1994; Professor of English and           1995
Ridley, Jr., S. J.              Department Chair, LeMoyne College from September 1985 through June 1994.
(56)


The Board of Directors recommends that the stockholders vote FOR the nominees presented herein.

BOARD OF DIRECTORS AND COMMITTEES

         Attendance. The Board of Directors held nine meetings during the past year. All of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which he or she served during the year.

         Compensation of Directors. Each director who is not an employee of the Company or a subsidiary of the Company is paid $12,000 per year for serving as a director and a meeting fee of $600, plus travel expenses, for attendance at each meeting. Each non-employee director who is a member of any committee of the Board of Directors other than the Executive Committee is paid $3,000 per year for serving on each such committee. The chairman of any committee other than the Executive Committee is paid a fee of $1,000 for serving in that capacity. Directors who are employees receive no separate compensation for serving on the Board, on any Board committee or as Chairman of any committee. See "Interest of Management and Others in Transactions with the Company and its Subsidiaries" below for a description of Mr. Africk's consulting agreement under which he is paid a fee of $3,000 per month.

         Deferred Compensation Plan. Effective September 1, 1983, the Company adopted a Deferred Compensation Plan for non-employee directors which permits each such director to defer all, or a portion, of his or her compensation for payment after his or her termination as a director. The plan provides for the accrual of interest quarterly on the funds at the 90-day Treasury Bill rate in effect at the beginning of the quarter. The director may elect to receive the deferred compensation in one lump sum payment or in a number of annual installments (not exceeding ten).

         Committees. The standing committees of the Board of Directors include, in addition to the Executive Committee, which has the authority to act on behalf of the Board of Directors between meetings, the following:

Audit Committee.

         During the past year the Audit  Committee  has been composed of Messrs.
Bunting, Dacey, Freeman, and Africk, Chairman. The Audit Committee met five times during the past year. The functions which this Committee performs under its charter include: (i) recommending the selection of independent public accountants and reviewing with such accountants the audit scope and the results of the audit engagement; (ii) reviewing matters pertaining to internal audit and other internal control procedures; (iii) reviewing the audited and the unaudited statements to be submitted to the Board for approval; (iv) reviewing substantial claims by or against the Company; (v) reviewing the Company's financing plans and its compliance with debt covenants; (vi) reviewing current accounting related matters affecting the Company; and (vii) reviewing the effect of the scope of non-audit services rendered by the independent public accountants on their independence.

Executive Compensation and Bonus Committee.

         During the past year the Executive Compensation and Bonus Committee (the "Compensation Committee") has been composed of Ms. Goldman and Messrs. Jews, Holzer, McNair, and Gibbons, Chairman. The Compensation Committee met four times during the past year. The Compensation Committee has the principal responsibility for the administration of the Annual Incentive Plan and the 1994 Long-Term Incentive Plan (the "1994 Plan") and the authority and duty to submit recommendations to the Board with respect to the salaries of the Chairman of the Board and the President. In addition, the Compensation Committee has the authority to submit recommendations to the Board with respect to plans for the compensation of executives of the Company, including amendments to any plans for compensation.

REPORT OF EXECUTIVE COMPENSATION AND BONUS COMMITTEE

         Historically, the Compensation Committee has considered a number of factors in connection with its approval of salaries of the Company's executive officers. The officers' position description, salary history and individual performance as reflected in the Chairman's report and recommendations to
the  Compensation   Committee  are carefully reviewed. The factors that are
considered in fixing officers' salaries are not, however, assigned a specific weight, and they are not directly tied to Company performance. The Company's compensation practices and those adopted by other companies in the Baltimore and Houston areas as well as industry comparables (which to the extent practicable reflect median data from companies of similar size and focus) are also routinely considered. Five of the twelve companies most recently selected as industry comparables are included in the more than two dozen companies in the Value Line Integrated Petroleum Index shown on the Performance Graph in this Proxy Statement. The Company's most recent review of compensation practices at other companies suggests that officers' salaries are generally below the median. The Compensation Committee is, to the extent practicable, attempting to insure that increases in base salaries are targeted to median levels. The July 1, 1995 increase of 4.5% in the salary previously established for Mr. Rosenberg in April 1994 reflects the Compensation Committee's desire to move his compensation closer to the median salary for comparable chief executive officers.

         In 1994, the Company adopted a new form of Annual Incentive Plan and, with stockholder approval, it also adopted the 1994 Plan. These plans are intended to provide additional incentives to officers and senior managers and to pay for performance. Mr. Rosenberg's performance under these plans is measured by the Company's pre-tax profitability with specific consideration given to refining gross margins and marketing profitability. The timely completion of various programs intended to increase productivity is also considered.

         The 1996 Annual Incentive Plan is a cash plan offered to officers, senior management and other salaried employees. Minimum performance levels, targets and maximum awards are established by the Compensation Committee for each plan year. Participants can earn an award of 30-55% of base salary based upon the Company's performance, and the attainment of key operational goals. Company performance is measured by EBITDAAL, defined as earnings before interest, taxes, depreciation, amortization, abandonments and LIFO accounting provisions. EBITDAAL must meet the annual minimum threshold approved by the Compensation Committee for any awards to be earned in a plan year.

         The 1994 Plan is designed to encourage a high level of performance from officers and key employees who have significant responsibilities and who can contribute, in a meaningful way, to the success of the Company and its subsidiaries. The 1994 Plan provides for awards of non-qualified stock options ("Options") for the purchase of the Company's Class B Stock and Performance Vested Restricted Stock ("PVR Stock") which is also awarded in shares of Class B Stock. Awards are made by the Compensation Committee, and no participant may receive more than 150,000 shares of Options or 50,000 shares of PVR Stock in any one year.

         PVR Stock is issued to a participant subject to the attainment of performance goals and the satisfaction of various restrictions established by the Compensation Committee. The performance goals are currently based upon the Company's Net Margin, which is defined as Refining Gross Margin minus Total
Refining Costs plus the Marketing and Wholesale Contributions minus Administrative Cost. In addition, Income Before Income Taxes must meet the minimum threshold approved by the Compensation Committee for any Awards of PVR Stock to vest at the end of the performance cycle. The Compensation Committee recently adopted a new feature permitting PVR Stock that has not vested at the end of the performance cycle to vest at the end of five years, rather than revert to the Company. This feature is intended to help the Company retain the services of participants in the 1994 Plan and to simplify the accounting treatment of PVR Stock.

         It is not currently anticipated that any officer could earn annual compensation in excess of one million dollars under the existing compensation plans. Stockholder approval of the 1996 Annual Incentive Plan would be required for compensation under this plan to qualify for deductibility under Section 162(m) of the Internal Revenue Code. Some additional limitations on the PVR Stock portion (but not the portion relating to Options) of the 1994 Plan might also be required to qualify that compensation for deductibility. The Compensation Committee will consider recommending such steps as may be required to qualify either annual or long term incentive compensation for deductibility if that appears appropriate at some time in the future.

          This Report has been submitted by the Compensation  Committee:  Thomas
M. Gibbons, Chairman; Patricia A. Goldman; Peter J. Holzer; and William L. Jews.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Owners of More than Five Percent. The following table sets forth the class of shares of the Company's stock, and the amount and percentage of that class, owned by all persons known by the Company to be the beneficial owners of more than 5% of the shares of any class of the Company's stock on December 31, 1995:


              Name and Address                                                                                   Percent
             of Beneficial Owner                       Title of Class                        Amount             of Class

American Trading and Production                         Class A Stock                    2,471,098              51.30
Corporation "group" (a)                                 Class B Stock                      740,509              14.42
Blaustein Building
P.O. Box 238
Baltimore, MD  21203

A.I.C. Limited "group" (b)                              Class A Stock                      448,900               9.32
7930 Clayton Road
St. Louis, MO  63117

Franklin Resources, Inc. (c)                            Class B Stock                      500,000               9.74
777 Mariners Island Boulevard
P.O. Box 7777
San Mateo, CA 94403

Heine Securities Corporation (d)                        Class B Stock                      327,700               6.38
51 John F. Kennedy Parkway
Short Hills, NJ  07078

The Killen Group, Inc. (e)                              Class B Stock                      307,200               5.98
1189 Lancaster Avenue
Berwyn, PA 19312

Donald Smith & Co., Inc. (f)                            Class B Stock                      490,000               9.54
15 Essex Road
Paramus, NJ  07652

(a) American Trading and Production Corporation ("Atapco") and various persons who (or whose spouse) hold stock in Atapco either individually or in a fiduciary or beneficial capacity are a "group" (the "Atapco Group") as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"). ATAPCO, Inc., a Delaware corporation and a wholly owned subsidiary of Atapco, is the holder of 2,366,526 shares of Class A Stock and 591,629 shares of Class B Stock, and other members of the Atapco Group are the holders of 104,572 shares of Class A Stock and 148,880 shares of Class B Stock. The Class B Stock shown in the table includes 83,000 shares of stock granted to members of the Atapco Group as PVR Stock under the 1994 Plan and 40,765 shares that members of the Atapco Group have a right to acquire on or after February 24, 1996 pursuant to Options granted under the 1994 Plan.

(b) This information was obtained from a report on Schedule 13D dated January 14, 1983 and Amendment No. 7 dated June 18, 1990, which were filed with the Securities and Exchange Commission (the "Commission"). A.I.C. Limited, the record owner of 448,900 shares of Class A Stock, and two associates, who have no record ownership of Class A Stock, are a "group" as that term is used in Section 13(d)(3) of the Exchange Act.

(c)  This information was obtained from a report on Schedule 13G dated February
     12,  1996  filed  with  the  Commission.   Franklin  Resources,  Inc. is a
     registered investment advisor.

(d) This information was obtained from a report on Schedule 13G dated February 12, 1993 and Amendment No. 3 dated February 1, 1996 filed with the
     Commission. Heine Securities Corporation is a registered investment advisor.

(e) This information was obtained from a report on Schedule 13G dated February 14, 1996 filed with the Commission. The Killen Group, Inc. is a registered investment advisor.

(f)  This information was obtained from a report on  Schedule 13G dated January
     27,  1995  filed  with  the  Commission.   Donald  Smith &  Co., Inc. is a
     registered investment advisor.

         Directors and Officers. The following table sets forth the number of shares of each class of the Company's stock and the percentage of each class owned by each of the directors and nominees, by certain executive officers and by all directors and officers as a group on December 31, 1995:

                                                           Shares of Securities Beneficially Owned
                                                                   on December 31, 1995 (a)


                                                    Class A Common Stock                    Class B Common Stock

Name                                              Amount               %                  Amount                 %
Jack Africk                                          ---                                     500                (b)

George L. Bunting, Jr.                               ---                                   1,000                (b)

Michael F. Dacey                                   1,000              (b)                    ---

Charles L. Dunlap                                    ---                                  56,333(c)            1.10

Robert M. Freeman                                  1,000              (b)                    ---

Thomas M. Gibbons                                    200              (b)                    ---

Patricia A. Goldman                                  100              (b)                    ---

Peter J. Holzer                                      500              (b)                    ---

William L. Jews                                      ---                                     200                (b)

Rev. Harold E. Ridley, Jr.                           ---                                     ---

Henry A. Rosenberg, Jr.(d)                     2,471,098             51.30               740,509               14.42

George R. Sutherland,  Jr.(e)                        250              (b)                 19,591(c)             (b)

Phillip W. Taff                                      ---                                  20,732(c)             (b)

Randall M. Trembly                                11,774              (b)                 20,479(c)             (b)

All Directors, Nominees and                    2,502,314             51.94               943,918             18.38 (f)
Officers as a group including
those listed above
(21 individuals)


(a) Unless otherwise noted, the director holds sole voting and investment power over the shares listed; however, in one or more cases the stock may be registered in the name of a trust or retirement fund for the benefit of the director. In the case of officers of the Company, the table includes interest in shares held by the trustee under the Employees Savings Plan and the Employees Supplemental Savings Plan (collectively, the "Savings Plans"), and the Class B Stock granted as PVR Stock under the 1994 Plan.

(b)  Represents less than one percent.

(c) Includes for Mr. Dunlap, 17,833 shares; for each of Mr. Sutherland and Mr. Trembly, 5,966 shares; and for Mr. Taff, 5,433 shares, that may be acquired on or after February 24, 1996 pursuant to Options granted under the 1994 Plan.

(d) Henry A. Rosenberg, Jr. is a director and stockholder of Atapco which is a member of the Atapco Group. See "Security Ownership by Certain Beneficial Owners and Management." The shares listed are the shares owned by the Atapco Group. Henry A. Rosenberg, Jr. owns shares of preferred stock and is a beneficiary of a trust of which he is one of the trustees holding common stock of Atapco. In addition, Mr. Rosenberg is one of the trustees of other trusts, in which he has no beneficial interest, which own shares of preferred and common stock of Atapco. Of the shares listed above, Mr. Rosenberg holds 21,544 shares of Class A Stock and 60,828 shares (including PVR Stock) of Class B Stock individually and in the Company's Savings Plans. The Class B Stock shown on the table also includes 28,366 shares that may be acquired on or after February 24, 1996 pursuant to Options granted to Mr. Rosenberg under the 1994 Plan and Options for 12,399 shares that may be acquired by other members of the Atapco Group on or after February 24, 1996.

(e) Mr. Sutherland holds all of his Class A and 1,225 shares of his Class B stock jointly with his wife, with whom he shares voting and investment power.

(f) Includes 102,861 shares that may be acquired on or after February 24, 1996 pursuant to Options granted under the 1994 Plan.

         Compliance with Section 16(a). Based upon a review of the Forms 3, 4 and 5 and any amendments thereto, filed with the Commission and furnished to the Company as well as letters provided to the Company by various reporting persons, the Company is of the opinion that no reporting person has failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the Company's most recent fiscal year.

INTEREST OF MANAGEMENT AND OTHERS IN TRANSACTIONS WITH THE COMPANY AND ITS SUBSIDIARIES

         In the ordinary course of business, the Company leases offices in an office building owned by American Trading Real Estate Company, Inc., all of the stock of which is owned by American Trading Real Estate Properties, Inc., a wholly owned subsidiary of Atapco of which Messrs. Henry A. Rosenberg, Jr. and Edward L. Rosenberg are directors and stockholders, and Mr. Frank B. Rosenberg is a stockholder. For 1995 the total rent paid including escalation was $938,635 which was no greater than the rent charged others for comparable space in the building. In addition, the Company paid $65,622 for maintenance and miscellaneous charges, which was no greater than charges to others for comparable services.

         In the ordinary course of business, the Company and its subsidiaries maintain bank accounts and relationships with, including from time to time borrowings from, The Chase Manhattan Bank, N.A., of which Mr. Holzer is an officer; NationsBank, N.A., of which Mr. Jews is a director; and Signet Bank, a subsidiary of Signet Banking Corporation, of which Mr. Freeman is an officer and a director and Mr. Henry A. Rosenberg, Jr. is a director. In September 1995, the Company entered into a $130,000,000 Credit Agreement (the "Credit Agreement") with NationsBank of Texas, N.A., as Administrative Agent and Letter of Credit Agent for a group of banks. NationsBank of Texas, N.A. is an affiliate of NationsBank, N.A. Signet Bank was also one of the Banks party to the Credit Agreement and is the Trustee of the Company's Retirement Plan.

         Effective November 1, 1993, Mr. Africk became a general business advisor and consultant to the Company for which he is paid a consultancy fee of $3,000 per month. His work in this capacity is in addition to his service as a director, member of the Executive Committee and Chairman of the Audit Committee.

         On February 29, 1996, Mr. Dunlap resigned as President, Chief Operating Officer, and a director of the Company. The Company paid Mr. Dunlap $738,000 upon his resignation in full settlement of all present and future obligations under his employment contract and under the Company's Supplemental Retirement Income Plan.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Mr. Henry A. Rosenberg, Jr. serves as a member of the Organization and Compensation Committee of Signet Banking Corporation, and Mr. Freeman, Chairman of the Board and Chief Executive Officer of Signet Banking Corporation, is a director of the Company.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer and the other four most highly compensated executive officers for all services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years:

                                                                                                        Long-Term
                                                    Annual Compensation                            Compensation Awards

            Name and                                                      Other                Securities           All
            Principal                                                    Annual                Underlying           Other
            Position                    Year          Salary         Compensation (a)           Options (b)    Compensation (c)
            --------                    ----          ------         ------------               -------        ------------

Henry A. Rosenberg, Jr.                 1995        $ 562,506           $ 20,231               88,800             $ 20,358
  Chairman of the Board,                1994          541,672             19,774               25,000               20,260
  President and Chief                   1993          525,000             17,734                  N/A               15,736
  Executive Officer

Charles L. Dunlap                       1995        $ 407,508           $ 22,229               60,960             $ 12,582
  Former President and                  1994          395,008             19,492               15,800               13,895
  Chief Operating Officer (d)           1993          381,672             16,224                  N/A               13,777

George R. Sutherland, Jr.               1995        $ 169,008           $ 16,465               24,420              $ 7,598
  Senior Vice President -               1994          159,924             14,728                4,700                9,033
  Supply and                            1993          152,504             12,265                  N/A                5,322
  Transportation

Phillip W. Taff                         1995        $ 207,504           $ 16,853               30,430             $ 78,910
  Senior Vice President -               1994         141,669               9,450                5,400               12,462
  Finance and Chief                     1993             N/A                N/A                   N/A               21,000
  Financial Officer (e)

Randall M. Trembly                      1995        $ 167,508           $ 15,600               27,250              $ 8,332
  Senior Vice President -               1994          156,672             14,000                4,700                7,528
  Refining                              1993          145,000             12,000                  N/A                7,034

(a) These amounts include bonuses, automobile allowances, gasoline allowances, and the tax gross-ups applicable to the gasoline allowances. Prerequisites below the required reporting levels are not included in this table.

(b)  The Options are for the purchase of shares of Class B Stock.

(c) These amounts include imputed income related to excess life insurance, payments for executive medical insurance and the Company's matching payments under the Savings Plans. In 1995, the imputed income for Mr. Rosenberg was $8,640; for Mr. Dunlap $864; and for Mr. Taff, $864. The executive medical payments for the officers listed in the table were $1,718. The Company's matching payments under the Savings Plans were $10,000 for Messrs. Rosenberg and Dunlap, $5,880 for Mr.
     Sutherland, $3,188 for Mr. Taff and $6,614 for Mr. Trembly.

(d) On February 29, 1996, Mr. Dunlap resigned as President, Chief Operating Officer, and a director of the Company.

(e) In May 1994, Mr. Taff resigned as a director of the Company, and following his resignation he was employed as Senior Vice President - Finance and Chief Financial Officer, effective June 1, 1994. His 1994 salary includes a $25,000 signing bonus. The amounts shown for Mr. Taff in All Other Compensation include the reimbursement of moving expenses of $73,140 in 1995, and fees paid for services as a director and member of the Audit Committee and for meeting fees of $10,500 in 1994 and $21,000 in 1993.





                       OPTION GRANTS IN LAST FISCAL YEAR
                               Individual Grants


                                                       % of Total
                                     Number of           Options
                                    Securities         Granted to
                                    Underlying          Employees                                              Grant Date
                                      Options           in Fiscal           Exercise           Expiration       Present
Name                                  Granted (a)          Year               Price              Date           Value (b)

Henry A. Rosenberg, Jr.               35,100             4.09             $ 12.813         Feb. 23, 2005       $ 222,031
                                      53,700             6.26               13.750         Apr. 13, 2005         364,552

Charles L. Dunlap                     21,900             2.55             $ 12.813         Feb. 23, 2005       $ 138,532
                                      39,060             4.55               13.750         Apr. 13, 2005         265,165

George R. Sutherland, Jr.              8,500             0.99             $ 12.813         Feb. 23, 2005        $ 53,769
                                      15,920             1.86               13.750         Apr. 13, 2005         108,076

Phillip W. Taff                       10,900             1.27             $ 12.813         Feb. 23, 2005        $ 68,950
                                      19,530             2.28               13.750         Apr. 13, 2005         132,583

Randall M. Trembly                     8,500             0.99             $ 12.813         Feb. 23, 2005        $ 53,769
                                      18,750             2.19               13.750         Apr. 13, 2005         127,288


(a) For each grant, one-third of the Options granted are exercisable one year from the date of the grant; an additional one-third will be exercisable on the second anniversary of the grant; and the final one-third will be exercisable on the third anniversary of the grant. Tax withholding obligations may be satisfied upon exercise by the deduction of Option shares.

(b) For the purposes of this presentation, the Company valued its Options based upon the Black-Scholes model, a widely used and accepted formula for valuing traded stock options. The actual increase in value will occur directly with the appreciation of the per share market price of the Company's Class B Stock as stockholders' return on investment increases. There is no gain to the executives, however, if the per share market price of the Company's Class B Stock does not increase or if it declines. The following assumptions were used to calculate the Black-Scholes value: a ten-year option term; a 0.27 percent stock price volatility; a 5.8 percent risk free rate of return; an annual dividend yield of 0 percent; and an exercise price equal to the stock price on the date of grant. This resulted in an Option value of $6.62 per share. The Company has used the historical annual dividend yield and stock prices as assumptions for the Black-Scholes model. These calculations are not projections, and there is, therefore, no guarantee that the assumptions will be the actual annual dividend yield or stock price volatility rate over the next ten years.



                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                      AND FISCAL YEAR-END OPTION VALUES (a)


                                                   Number of Securities                        Value of Unexercised
                                                  Underlying Unexercised                           In-the-Money
                                                     Options at FY-End                           Options at FY-End


Name                                     Exercisable          Unexercisable          Exercisable        Unexercisable

Henry A. Rosenberg, Jr.                      8,333                105,467                   0             $ 110,589
Charles L. Dunlap                            5,266                 71,494                   0                73,860
George R. Sutherland, Jr.                    1,566                 27,554                   0                29,332
Phillip W. Taff                              1,800                 34,030                   0                36,840
Randall M. Trembly                           1,566                 30,384                   0                31,808


(a)  The Options are for the purchase of Class B Stock.

           LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR (a)

                                                                                         Estimated Future Payouts
                                         Number           Performance          Threshold          Target             Maximum
Name                                    of Shares           Period             (Shares)          (Shares)         (Shares) (b)

Henry A. Rosenberg, Jr.                  32,700       Jan. 1, 1995-              16,350            32,700            32,700
                                                      Dec. 31, 1997                                                 plus cash

Charles L. Dunlap                        20,400       Jan. 1, 1995-              10,200            20,400            20,400
                                                      Dec. 31, 1997                                                 plus cash

George R. Sutherland, Jr.                 7,900       Jan. 1, 1995-               3,950             7,900             7,900
                                                      Dec. 31, 1997                                                 plus cash

Phillip W. Taff                          10,100       Jan. 1, 1995-               5,050            10,100            10,100
                                                      Dec. 31, 1997                                                 plus cash

Randall M. Trembly                        7,900       Jan. 1, 1995-               3,950             7,900             7,900
                                                      Dec. 31, 1997                                                 plus cash

(a) The shares listed are Class B Stock which was issued as PVR Stock and was awarded to participants under the 1994 Plan. The performance goals applicable to these awards are based upon the Company's Net Margin which is defined in the 1994 Plan as Refining Gross Margin minus Total Refining Costs plus Marketing Contribution minus Administrative Costs. Income Before Income Taxes must meet the minimum threshold established for the cycle for any of this PVR Stock to be earned.

(b) The cash earned at the maximum level is equal to 50% of the value of the stock earned on the date the restrictions lapse.


                              PENSION PLAN TABLE
                                Years of Service

    Remuneration            15              20               25               30                35               40
    ------------            --              --               --               --                --               --
   $ 150,000            $ 54,000        $ 72,000        $ 94,500         $ 117,000         $ 139,500        $ 184,500

     200,000              72,000          96,000         126,000           156,000           186,000          246,000

     250,000              90,000         120,000         157,500           195,000           232,500          307,500

     300,000             108,000         144,000         189,000           234,000           279,000          369,000

     400,000             144,000         192,000         252,000           312,000           372,000          492,000

     500,000             180,000         240,000         315,000           390,000           465,000          615,000

     600,000             216,000         288,000         378,000           468,000           558,000          738,000

         The table above reflects the retirement benefits (life annuity with 60 months certain) which would be payable under the Company's Retirement Plan at various base salary levels and years of service projected to normal retirement. The Retirement Plan is a career average plan with benefits based on taxable compensation. Limitations imposed by the Internal Revenue Code or any other statute are not reflected in the table since the Company's Supplemental Retirement Income Plan for Senior Executives is designed to provide or restore to participants the benefits that would have been received under the Retirement Plan if calculated without regard to such limitations. Henry A. Rosenberg, Jr. is currently, and Charles L. Dunlap was, covered by the Supplemental Retirement Income Plan and George R. Sutherland, Jr., Phillip W. Taff, and Randall M. Trembly will be eligible to participate at age 55 if they are designated as participants by the Board of Directors. Henry A. Rosenberg, Jr.'s normal retirement date was December 1, 1994. His years of credited service at that time were 42.33 years. Except for Mr. Dunlap, who has resigned, the estimated years of credited service projected to normal retirement for the other executives listed in the Summary Compensation Table are: George R. Sutherland, Jr., 17.42; Phillip W. Taff, 12.58; and Randall M. Trembly, 27.88.

                               PERFORMANCE GRAPH

                              1990   1991   1992   1993   1994   1995
Crown Common                   100    101    60      68     57     68
AMEX Market Value index        100    128   130     155    141    178
Value Line Int. Pet. Index     100    109   108     129    138    178


         The graph above plots the cumulative shareholder's return on a $100 investment in Crown Common Stock (Class A and Class B Stock combined on a weighted market value basis) over a five-year period assuming that all dividends are reinvested. The American Stock Exchange Market Value Index and the Value Line Integrated Petroleum Index are also shown on the graph for comparative purposes. It should be noted that the Value Line Index includes a number of major oil companies that are significantly larger than Crown. Many of these companies are also engaged in the upstream production of both crude oil and natural gas and are in other lines of business in addition to their refining and marketing activities.

                      AMENDMENT AND RESTATEMENT OF CHARTER

INTRODUCTION

         Holders of the Company's Class A Stock and Class B Stock are being asked to consider and vote upon the Articles of Amendment which will increase the number of shares of stock that the Company has authority to issue from 20,000,000 to 35,000,000 by increasing each of the authorized Class A Stock and the authorized Class B Stock from 7,500,000 shares to 15,000,000 shares, and will update and shorten the Charter by eliminating certain provisions which are no longer of relevance and by changing or adding other provisions.

         If approved by the stockholders, the Articles of Amendment will become effective upon their filing with the Maryland State Department of Assessments and Taxation. The Board of Directors, at a meeting held on February 29, 1996, considered the Articles of Amendment, determined the Articles of Amendment to be in the best interest of the Company and its stockholders, declared the Articles of Amendment advisable, and recommended that the Articles of Amendment be submitted to the Company's stockholders for approval. A description of the effects of the Articles of Amendment is set forth below. A copy of the Articles of Amendment is set forth in Appendix A to the Proxy Statement, and is incorporated herein by reference. The description of the Articles of Amendment set forth below is qualified in its entirety by the Articles of Amendment.

INCREASE IN AUTHORIZED SHARES

         Current Authorized and Outstanding Stock. The Company presently has two classes of common stock authorized and outstanding, Class A Stock and Class B Stock. As of the Record Date, 7,500,000 shares of Class A Stock were authorized, of which 4,817,392 were issued and outstanding. As of the Record Date, 7,500,000 shares of Class B Stock were authorized, of which 5,106,058 were issued and outstanding. The Company also has 5,000,000 shares of Series Preferred Stock authorized, none of which is currently outstanding.

         Increase in Authorized Stock. If approved, the Articles of Amendment will increase the total number of shares of stock which the Company has authority to issue from 20,000,000 to 35,000,000 by increasing each of the authorized Class A Stock and the authorized Class B Stock from 7,500,000 shares to 15,000,000 shares. As so increased, the Company's authorized shares would be divided into 15,000,000 shares of Class A Stock, par value $5.00 per share, 15,000,000 shares of Class B Stock, par value $5.00 per share, and 5,000,000 shares of Series Preferred Stock, without par value. The Articles of Amendment would effect no other changes to the Company's capital stock, except as described below under "Elimination of Certain Series Preferred Stock Designations."

         Reasons for Increase. The Board of Directors believes that it is important to ensure that the Company will continue to have an adequate number of authorized and unissued shares of stock available for future use. If this amendment is approved by the stockholders, the additional authorized Class A and Class B Stock would be available for issuance from time to time for such corporate purposes, including stock splits and stock dividends, financings, and acquisitions, as the Board may deem advisable, without the necessity of further stockholder action, unless otherwise required by law. The ability to issue additional shares of Class A Stock or Class B Stock or both would provide desirable flexibility in carrying out corporate purposes.

         The flexibility that would be gained from increasing the Company's authorized shares of stock would augment the Company's business strategy, which includes an expansion of the Company's retail volume through the selective acquisition of additional retail properties. The Company believes that there is a substantial opportunity to improve margins and reduce earnings volatility by improving the balance between its Pasadena refinery production and its marketing of gasoline through retail units. See "Business - Business Strategy" in the Company's Annual Report on Form 10-K, which is included in the Annual Report to Shareholders and accompanies this Proxy Statement. The Company from time to time reviews potential acquisition candidates to acquire additional retail properties, but currently has no commitments or agreements which would involve the acquisition of multiple units and is not involved in any definitive negotiations with respect to any such transactions.

OTHER CHANGES

         Elimination of Certain Series Preferred Stock Designations. The Company's Charter authorizes 5,000,000 shares of Series Preferred Stock which may be issued in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the Company's Board may decide. The Charter currently designates two series of the Series Preferred Stock, the Series A Cumulative Convertible

Preferred Stock (the "Series A Stock") and the Series B $2.25 Cumulative Convertible Exchangeable Preferred Stock (the "Series B Stock"), both of which were previously issued in accordance with those designations but neither of which is currently outstanding. The series designations for the Series A Stock and for the Series B Stock established for each the preferences, rights, qualifications, limitations and restrictions thereof.

         The Charter does not require that if any Series Preferred Stock is issued it be issued as either Series A Stock or Series B Stock, or reserve any of the authorized shares of Series Preferred Stock for issuance as either Series A Stock or Series B Stock. Rather, pursuant to the Charter, the Board may issue any or all of the 5,000,000 authorized shares of Series Preferred Stock with whatever voting powers, designations, preferences, rights, qualifications, limitations, or restrictions it may deem advisable, without being constrained by the series designations with respect to the Series A Stock and Series B Stock. The designation of both the Series A Stock and the Series B Stock, and other provisions related thereto, are eliminated from the Charter by the Articles of Amendment.

         The Articles of Amendment do not change the Charter provision which allows the Board of Directors to classify or reclassify any unissued stock of any class.

         Indemnification of Directors and Officers. The Company's Bylaws contain detailed provisions with respect to the indemnification of the Company's directors and officers. The Articles of Amendment would insert into the Charter a provision authorizing indemnification of directors and officers of the Corporation to the maximum extent permitted by Maryland law.

         Vote to Elect Directors. The Articles of Amendment will make explicit the requirement that the election of directors be by plurality vote. This requirement is currently set forth only in the Company's Bylaws.

         Filling Vacancies on the Board of Directors. The Articles of Amendment eliminate the detailed provisions in the Charter for filling vacancies on the Board of Directors, since specific procedures for filling vacancies are set forth in the Maryland General Corporation Law. For corporations with directors elected separately by the stockholders of a class or series, Maryland law provides that vacancies shall be filled by a majority of the remaining directors or the sole remaining director elected by that class or series.

         Other Changes. The Articles of Amendment also would (i) eliminate certain Charter provisions applicable to the Company's 1937 consolidation with Crown Central Petroleum Corporation, a Delaware Corporation, the relevance of which is purely historic; (ii) update information relating to the Company's principal place of business, resident agent and directors; (iii) replace the Charter's detailed, lengthy "Purposes" provisions with a brief general statement that the Company is formed to engage in petroleum refining and marketing operations and to engage in any lawful business for which corporations may be organized under Maryland law; (iv) describe the power of the Board of Directors to make distributions to stockholders; and (v) include a provision that the powers of the Board of Directors enumerated in the Charter, as amended, shall in no way be limited by reference to or inference from the terms of any other clause of the Charter.

BYLAW AMENDMENTS

         The increase in the Company's authorized share capital should be considered in conjunction with amendments to the Company's Bylaws (the "Bylaw Amendments") which were adopted by the Board of Directors at a meeting held on February 29, 1996 and which became effective as of such date without the necessity of stockholder approval. A description of the effects of Bylaw Amendments is set forth below.

         Annual and Special Meetings of Stockholders. The Bylaw Amendments changed certain procedural matters relating to the Company's annual and special meetings of stockholders. Under the Bylaws, as amended, the annual meeting of stockholders shall be held as set by the Board of Directors on a business day during the thirty day period beginning on the fourth Thursday of April. At annual meetings, the business to be conducted is limited to those matters which were (i) included in the notice relating to such meeting, (ii) brought before the meeting at the direction of the Board of Directors or (iii) brought properly by a stockholder of record entitled to vote on such matter. In order for a stockholder properly to bring a matter before an annual meeting, such stockholder must give notice of such matter 120 days prior to the anniversary of the date on which the Company's proxy statement was released to its stockholders in connection with the previous year's annual meeting. Such notice must include, among other things, a representation that such stockholder intends to appear in person or by proxy at the meeting to present the business specified in the notice and a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business. Such notice must also disclose any interest which the stockholder may have in such business.

         As a result of the Bylaw Amendments, the percentage of stockholders required to call special meetings of stockholders has been reduced from a majority to 25%. However, a special meeting need not be called if the matter to be considered at such meeting has been considered at a special meeting within the prior twelve (12) months. Stockholders wishing to call a special meeting must provide the Company with a written request which must include, among other things, the names and addresses, as they appear on the Company's stock transfer books, of the stockholders making such request, the class and number of
shares  beneficially  owned  by  such  stockholders,   a representation  that
such stockholders intend to appear in person or by proxy at the meeting to present the business specified in the request and a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business. Such request must also disclose any interest which the requesting stockholders may have in such business. In addition to the requirements set forth with respect to the stockholder request, the Bylaws, as amended, also require that requesting stockholders pay to the Company the reasonably estimated cost of preparing and mailing the notice of the meeting prior to the Company giving notice to stockholders of such meeting. If a special meeting is called, matters to be considered shall be limited to those addressed in the notice to stockholders relating to such meeting.

         Other Amendments. The Bylaw Amendments also (i) establish procedures pursuant to Maryland law for filling vacancies on the Board of Directors; (ii) provide that the Board shall set the record date for stockholder meetings on a date not more than 90 nor less than 10 days before the related meeting; and
(iii) provide that either the Board or stockholders entitled to vote in the election of such directors may nominate persons to serve as directors; provided, however, that in order for a stockholder to nominate any person, the stockholder must give timely notice to the Company and include in such notice, among other things, a description of all arrangements or understandings among such stockholder, the proposed nominee, and any other person pursuant to which such nomination is to be made and a written consent of the proposed nominee to serve as a director if elected.

CERTAIN MATTERS RELEVANT TO CONSIDERATION OF ARTICLES OF AMENDMENT

         The Atapco Group owns 51.30% of the Class A Stock and 14.42% of the Class B Stock. The issuance of additional shares of stock would have the effect of diluting existing stockholders, including dilution with respect to their voting power. If there were to be a material reduction in the percentage of the Class A Stock owned by the Atapco Group, the changes effected by the Articles of Amendment together with the Bylaw Amendments could have the effect of discouraging, delaying or impeding a third party from seeking to acquire control of the Company. The Company is not aware of any intention on the part of the Atapco Group to dispose of any part of the Class A Stock or the Class B Stock held by it.

         The Board of Directors recommends that the stockholders vote FOR approval of the Articles of Amendment and Restatement.

                                 OTHER MATTERS

         Management does not know of any other business to come before the meeting other than as set forth in the Notice of Annual Meeting of Stockholders. However, if any other business should properly come before the meeting, the proxies will be voted with respect thereto in accordance with the direction of the stockholders.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The principal independent public accountant for the Company and its subsidiaries since the organization of the Company has been Ernst & Young LLP or its predecessors, and such firm has been selected again for the current fiscal year. A representative of Ernst & Young LLP will be present at the Annual Meeting. Their representative does not intend to make any formal statement, but will respond to any questions.


                     INFORMATION INCORPORATED BY REFERENCE

         The Company's Financial Statements and Supplementary Data (Item 8), Management's Discussion and Analysis of Financial Condition and Results of Operations (Item 7), and supplementary financial information with respect to Quarterly Results of Operations are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and are hereby incorporated by reference.


              STOCKHOLDERS' PROPOSALS FOR THE 1997 ANNUAL MEETING

         Proposals of stockholders of the Company intended to be presented at the Annual Meeting of stockholders of the Company in 1997 must be received by the Secretary of the Company, One North Charles Street, P.O. Box 1168, Baltimore, Maryland 21203 on or before November 16, 1996, and must otherwise comply with the rules of the Commission and the Bylaws of the Company to be eligible for inclusion in the Proxy Statement for the Annual Meeting in 1997.

                                   By Order of the Board of Directors,


                                   /s/Dolores B. Rawlings
                                   DOLORES B. RAWLINGS
                                   Secretary
                                   March 15, 1996

                                                                      APPENDIX A

                      CROWN CENTRAL PETROLEUM CORPORATION

                     ARTICLES OF AMENDMENT AND RESTATEMENT


                  Crown Central Petroleum Corporation, a Maryland corporation, having its principal office at One North Charles Street, Baltimore, Maryland (the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:


                                   Article I
                      Amendment and Restatement of Charter

         Section 1.1. Amend and Restate Charter. The Corporation desires to amend and restate its Charter as heretofore in effect (as defined by the Maryland General Corporation Law, the "Charter") as hereinafter provided. The Charter is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto (as so amended and restated, the "Amended and Restated Charter"), the terms of which are incorporated herein by this reference as fully as if they had been set forth herein.

         Section 1.2. Approval by Board of Directors. The Board of Directors, at a duly called meeting held on February 29, 1996, unanimously declared these Articles of Amendment and Restatement to be advisable and directed that such Articles be submitted to the Stockholders for consideration at the Annual Meeting of Stockholders to be held on April 25, 1996.

         Section 1.3. Approval by Stockholders. The Stockholders, at a duly called meeting held on April 25, 1996, approved these Articles of Amendment and Restatement by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

         Section 1.4. All Provisions of Charter. The provisions set forth in the Amended and Restated Charter are all of the provisions of the Charter of the Corporation as currently in effect after giving effect to the amendments effected hereby.

         Section 1.5. Principal Office. The current address of the principal office of the Corporation is:

                  Crown Central Petroleum Corporation
                  One North Charles Street
                  Baltimore, Maryland 21201

         Section 1.6. Registered Agent. The name and address of the registered agent of the Corporation, who is a citizen of Maryland and who resides in Maryland, are:

                  Thomas L. Owsley, Esq.
                  c/o Crown Central Petroleum Corporation
                  One North Charles Street
                  Baltimore, Maryland  21201

         Section 1.7. Directors. There are eight (8) directors of the Corporation, and their names are:

                  Jack Africk                        George L. Bunting, Jr.
                  Michael F. Dacey                   Thomas M. Gibbons
                  Patricia A. Goldman                William L. Jews
                  Harold E. Ridley, Jr.              Henry A. Rosenberg, Jr.



                                    - A 1 -

                                   Article II
                  Statements with Respect to Authorized Stock

         Section 2.1. Statements with Respect to Authorized Stock. Pursuant to Section 2-607 of the Maryland General Corporation Law, the Corporation states that:

                  (a) the total number of shares of stock of all classes which the Corporation has authority to issue is, immediately before the amendment effected hereby, 20,000,000 shares, and as amended hereby, 35,000,000 shares;

                  (b) the total number of shares of common stock which the Corporation has authority to issue is, immediately before the amendment effected hereby, 15,000,000 shares of common stock consisting of 7,500,000 shares of Class A Common Stock and 7,500,000 Shares of Class B Common Stock, and as amended hereby, 30,000,000 shares of common stock, consisting of 15,000,000 shares of Class A Common Stock and 15,000,000 shares of Class B Common Stock. The total number of shares of preferred stock which the Corporation has authority to issue is, both immediately before the amendment effected hereby and as amended hereby, 5,000,000 shares of Series Preferred Stock;

                  (c) the par value of shares of common stock which the Corporation has authority to issue is, both immediately before the amendment effected hereby and as amended hereby, $5 per share. The shares of preferred stock which the Corporation has authority to issue are, both immediately before the amendment effected hereby and as amended hereby, without par value;

                  (d) the aggregate par value of all shares of stock which the Corporation has authority to issue is, immediately before the amendment effected hereby, $75,000,000, and as amended hereby, $150,000,000; and

                  (e) the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of Class A Common Stock, Class B Common Stock and Series Preferred Stock are not changed by the amendments effected hereby.


         IN WITNESS WHEREOF, CROWN CENTRAL PETROLEUM CORPORATION has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chairman of the Board and President and its corporate seal to be hereunder affixed and attested to by its Secretary on this _____ day of April, 1996; and its Chairman of the Board and President acknowledges that these Articles of Amendment and Restatement are the act and deed of the
Corporation, and, under the penalties of perjury,   that  the  matters  and
facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information, and belief.


                                CROWN CENTRAL PETROLEUM CORPORATION


                                By: _____________________________________(SEAL)
                                    Henry A. Rosenberg, Jr.
                                    Chairman of the Board
                                    and President

                                    ATTEST:

                                    _____________________________________
                                    Dolores B. Rawlings
                                    Secretary



                                    - A 2 -

State of Maryland )
                           )        to wit:
City of Baltimore )

         I HEREBY CERTIFY, that on this ____ day of April, 1996, before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, appeared Henry A. Rosenberg, Jr., who acknowledged himself to be the Chairman of the Board and President of Crown Central Petroleum Corporation, a Maryland corporation, and that he, as such Officer being authorized so to do, personally appeared before me and acknowledged and executed the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself as Chairman of the Board and President.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ______ day of April, 1996.

                                           __________________________
                                           Notary Public in and for
                                           State of Maryland
                                           City of Baltimore

Notary's Commission Expires:               Notary's Printed Name:

_______________, 199__                     __________________________


State of Maryland )
                           )        to wit:
City of Baltimore )

         I HEREBY CERTIFY, that on this ____ day of April, 1996, before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, appeared
Dolores B. Rawlings, who acknowledged herself to be the Secretary of Crown Central Petroleum Corporation, a Maryland corporation, and that she, as such Officer being authorized so to do, personally appeared before me and acknowledged and executed the foregoing instrument for the purposes therein contained, by attesting to the execution on behalf of the Corporation by herself as Secretary.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ______ day of April, 1996.

                                           __________________________
                                           Notary Public in and for
                                           State of Maryland
                                           City of Baltimore

Notary's Commission Expires:               Notary's Printed Name:

_______________, 199__                     __________________________



                                    - A 3 -

                                                                       EXHIBIT A
                      CROWN CENTRAL PETROLEUM CORPORATION

                          AMENDED AND RESTATED CHARTER

                                   Article I
                                      Name

         The name of the corporation (hereinafter called the "Corporation") is:

                      Crown Central Petroleum Corporation.

                                   Article II
                               Purpose and Powers

         The purposes for which the Corporation is formed are (i) to engage in petroleum refining and marketing and (ii) to engage in any lawful business for which corporations may be organized under the laws of the State of Maryland. The Corporation shall have all of the general powers conferred by law upon Maryland corporations and all other powers not inconsistent with law which are appropriate to promote and attain its purpose.

                                  Article III
                      Principal Office and Resident Agent

         The address of the principal office of the Corporation is:

                  Crown Central Petroleum Corporation
                  One North Charles Street
                  Baltimore, Maryland 21201.

         The name and address of the resident agent of the Corporation are:

                  Thomas L. Owsley, Esq.
                  c/o Crown Central Petroleum Corporation
                  One North Charles Street
                  Baltimore, Maryland 21201,

         Said resident agent is a citizen of the State of Maryland and actually resides therein.

                                   Article IV
                                   Directors

         The Corporation shall have eight (8) Directors. The number of Directors may be changed in such lawful manner as the Bylaws may from time to time provide.

                                   Article V
                                 Capital Stock

         Section 5.1. Authorized Capital Stock. The total number of shares of stock of all classes which the Corporation has authority to issue is 35,000,000 shares, divided into 5,000,000 shares of Series Preferred Stock without par value, 15,000,000 shares of Class A Common Stock of the par value of $5 per share and 15,000,000 shares of Class B Common Stock of the par value of $5 per share. The aggregate par value of all shares of all classes having par value is $150,000,000. A description of each class with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and qualifications of each class is as follows.


                                    - A 4 -

         Section 5.2. Series Preferred Stock. The Series Preferred Stock may be issued in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated or expressed in the resolution or resolutions providing for the authorization of such stock adopted by the Board of Directors. Authority is hereby expressly granted to and vested in the Board of Directors at any time, or from time to time, to authorize the issue of shares of Series Preferred Stock of one or more series and in connection with the authorization of any such series, to fix by resolution or resolutions the terms thereof, including without limitation, the following:

                (a) The number of authorized shares to constitute such series and the distinctive designation thereof;

                (b) The rates, preferences, conditions and times applicable to the payment of dividends for such series and whether the dividends shall be cumulative or non-cumulative;

                (c) The terms and conditions on which, and the price or prices at which, stock of such series may be made subject to redemption;

                (d) The rights of the holders of stock of such series upon the voluntary or involuntary dissolution of, or upon any other distribution of the assets of, the Corporation; and

                (e) Whether or not stock of such series shall be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which, and the other terms and conditions upon which, any such conversion or exchange may be made.

Any shares of Series Preferred Stock of any series which are acquired by the Corporation, including any shares redeemed by the Corporation pursuant to any provisions for the redemption thereof established for shares of such series, and any shares converted into shares of another class pursuant to any provisions for the conversion thereof established for shares of such series, shall be canceled and shall have the status of authorized but unissued shares of Series Preferred Stock without serial designation.

         Section 5.3.  Common Stock.

                  (a) In all proceedings in which action of the Stockholders shall be taken, each share of Class A Common Stock shall entitle the holder of record thereof to one (1) vote, and each share of Class B Common Stock shall entitle the holder of record thereof to one-tenth (1/10) vote.

                  (b) The holders of record of the Class A Common Stock shall be entitled, voting separately as a class, to elect and to remove all directors other than directors to be elected by any other class or classes or series of stock. The holders of record of the Class B Common Stock and the holders of record of each other class or series of stock convertible into Class B Common Stock to which such voting rights have been granted shall be entitled as a group to elect two (2) directors (who may not be employees of the Corporation or of any subsidiary of the Corporation) and to remove directors so elected.

                  (c) Except as provided above with respect to voting rights, the Class A Common Stock and the Class B Common Stock shall have the same rights and privileges without differentiation as to class; provided, however, that in the case of any stock distribution payable in Common Stock to the holders of record of Common Stock, the Board of Directors shall have authority to declare such distribution to be payable either (1) in Class A Common Stock to holders of Class A Common Stock and in Class B Common Stock to holders of Class B Common Stock, or (2) in either Class A Common Stock or Class B Common Stock to holders of both Class A Common Stock and Class B Common Stock.

                                   Article VI
                  Provisions Defining, Limiting and Regulating
                         the Powers of the Corporation

         The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the Directors and Stockholders:

                                    - A 5 -

         Section 6.1. Authority to Issue Stock. The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of stock of the Corporation, with or without par value, of any class, which has been authorized but remains unissued, and securities convertible into shares of its stock, with or without par value, of any class, which has been authorized but remains unissued, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the Bylaws.

         Section 6.2. Reclassification of Unissued Stock. The Board of Directors shall have power to classify and reclassify from time to time any unissued stock of whatever class, whether now or hereafter authorized, by setting or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such stock.

         Section 6.3. No Preemptive Rights. No holders of stock of the Corporation, of whatever class, shall have any preemptive right of subscription to any shares of any class or to any securities convertible into shares of stock of the Corporation, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may determine and at such price as the Board of Directors in its discretion may fix; and any shares or convertible securities which the Board of Directors may determine to offer for subscription to holders of stock may, as the Board of Directors shall determine, be offered to holders of any class or classes of stock at the time existing to the exclusion of holders of any or all other classes at the time existing.

         Section 6.4. Charter Amendments. The Corporation reserves the right to make from time to time any amendments to its Charter which may now or hereafter be authorized by law including, but not restricted to, any amendments altering the contract rights as expressly set forth in the Charter of any outstanding stock.

         Section 6.5. Votes Required for Stockholder Action. Subject to any provisions requiring approval of a specific action by a class or series of stock voting separately, or with one or more classes or series of stock, as a class:
                  (a) within each class of stock entitled to vote in the election of Directors, a plurality of all votes of such class cast at a meeting at which a quorum is present shall be sufficient for such class to elect a Director;

                  (b) any action of Stockholders required by law to be approved or authorized by a majority or greater proportion of the votes entitled to be cast may only be taken or authorized by the affirmative vote of at least two-thirds of all votes entitled to be cast by all classes and series of stock entitled to vote, without the right of any class or series to vote separately as a class; and

                  (c) any other action of Stockholders may only be taken or authorized by the affirmative vote of at least two-thirds of all votes cast at a duly constituted meeting by all classes and series of stock entitled to vote, without the right of any class or series to vote separately as a class.

         Section 6.6. Rights, Powers, Authorities and Responsibilities of Directors. All Directors shall be general Directors and, except for the statutory provisions governing vacancies on the Board of Directors, shall
have the same rights,   powers,   authorities  and   responsibilities,
notwithstanding that particular Directors may be separately elected and be separately subject to removal by the holders of record of less than all classes of the stock of the Corporation entitled to elect and remove Directors.

         Section 6.7. Limitation on Liability of Directors and Officers. No person who is or formerly was a Director or Officer of the Corporation shall have any liability to the Corporation or to any Stockholder for money damages in connection with any action, or failure to act, subsequent to February 18, 1988, in his or her capacity as a Director or Officer; provided, however, that nothing contained herein shall restrict or limit the liability of any person:
                  (a) to the extent that it is proved that such person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or

                  (b) to the extent that a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding in the proceeding that such person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

                                    - A 6 -

Neither the amendment nor repeal of this Section 6.8, nor the adoption of any provision of the Charter inconsistent with this Section 6.8, shall affect the liability of any Director or Officer, or former Director or Officer, with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         Section 6.8. Full Indemnification of Directors and Officers. The Corporation shall indemnify its Directors and Officers to the full extent permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of related expenses, upon a determination by the Board of Directors or independent legal counsel (who may be regular counsel for the Corporation) made in accordance with applicable statutory standards; and, upon authorization by the Board of Directors, may indemnify other employees or agents up to the same extent.



         Section 6.9. Removal of Officers and Employees. Any Officer or employee of the Corporation may be removed at any time with or without cause by the Board of Directors or by any committee or superior Officer upon whom such power of removal may be conferred by the Bylaws or by authority of the Board of Directors, and such action shall be conclusive on the Officer or employee so removed.

         Section 6.10. Distributions to Stockholders. The Board of Directors shall have the power from time to time to distribute and pay distributions or dividends in stock, cash, other securities, or property, out of surplus or any other funds or amounts legally available therefore, at such times and to the Stockholders of record on such dates as it may, from time to time, determine.

         Section 6.11. Enumeration of Powers Not Limiting. The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

                                  Article VII
                               Perpetual Duration

         The duration of the Corporation shall be perpetual.



                                    - A 7 -

                                    CROWN(R)

                                     PROXY

                       CROWN CENTRAL PETROLEUM CORPORATION
                                  P.O. BOX 1168
                            BALTIMORE, MARYLAND 21203

             PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK
                  Solicited on behalf of the Board of Directors
            for the Annual Meeting of Stockholders -- April 25, 1996

         Reserving the right of revocation, the undersigned hereby appoints as his or her proxy or proxies, with full power of substitution, Thomas L. Owsley, Dolores B. Rawlings, and Henry A. Rosenberg, Jr., or any one or more of them, to vote all Class A Common Stock and Class B Common Stock of the undersigned at the Annual Meeting of Stockholders of Crown Central Petroleum Corporation, a Maryland corporation, to be held at the offices of the Corporation, One North Charles Street, Baltimore, Maryland on Thursday, April 25, 1996 or at any adjournment of said meeting, on the following matters.


CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                               [SEE REVERSE SIDE]

CROWN(R)

CROWN CENTRAL PETROLEUM CORPORATION
Refiners  /  Marketers of Petroleum Products & Petrochemicals
One North Charles Street / P.O. Box 1168 / Baltimore, Maryland
21203


This proxy card is provided for completion by both holders of Class A Stock and holders of Class B Stock. If a stockholder owns shares of Class A Stock, the stockholder should vote on the election of the directors to be elected by the holders of Class A Stock and the other matters listed below. If a stockholder owns shares of Class B Stock, the stockholder should vote on the election of the directors to be elected by the holders of Class B Stock and the other matters listed below. If a stockholder owns shares of both Class A Stock and Class B Stock, the stockholder should vote on the election of all directors and the other matters listed below. YOUR VOTE IS ESPECIALLY IMPORTANT BECAUSE THE PROPOSED AMENDMENT AND RESTATEMENT OF THE COMPANY'S CHARTER REQUIRES THE APPROVAL OF TWO THIRDS OF ALL OF THE OUTSTANDING CLASS A COMMON STOCK AND THE CLASS B COMMON STOCK, VOTING TOGETHER AS A SINGLE CLASS.




[X]       Please mark
          votes as in
          this example



     The Board of Directors recommends a vote FOR the nominees listed and FOR the Amendment and Restatement of the Charter.



1.  Election of six (6) Directors              Election of two (2) Directors
Class A Common Stock Nominees:                 Class B Common Stock Nominees:
Jack Africk, George L. Bunting, Jr.,           Thomas M. Gibbons and Rev. Harold
Michael F. Dacey, Patricia A. Goldman,         E. Ridley, Jr., S.J.
William L. Jews and Henry A.
Rosenberg, Jr.

                                                                                                                    FOR    AGAINST
  FOR            WITHHELD            FOR               WITHHELD                 2.  To Approve the Amendment        [    ]   [    ]
  ALL   [    ]   FROM ALL   [    ]   BOTH    [    ]    FROM BOTH   [   ]            and Restatement of the               ABSTAIN
NOMINEES         NOMINEES           NOMINEES           NOMINEES                     Charter.                              [   ]

                                                                                     3.  In their discretion on any other matter or
[    ]                                           [    ]                                  matters which may properly come before
For, except vote withheld from the               For, except vote withheld from the      said meeting or any adjornment thereof.
nominee(s) listed above.                         nominee(s) listed above.
                                                                                                                    FOR    AGAINST
                                                                                                                    [    ]   [    ]
                                                                                                                         ABSTAIN
                                                                                                                          [   ]

                                 MARK HERE
                                 FOR ADDRESS
                                 CHANGE AND         [        ]
                                NOTE AT LEFT


This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made this proxy will be voted for the election of the nominees named and for proposal 2.

This proxy should be signed by the stockholder in person. If a joint account, all joint owners should sign.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.



Signature ________________________    Date ____________

Signature_____________________   Date ____________